CONFIDENTIAL TREATMENT REQUESTED

FIFTH AMENDMENT
TO
AMENDED AND RESTATED MASTER SERVICES AGREEMENT
This Fifth Amendment (“Fifth Amendment”) effective as of January 29, 2013 (“Fifth Amendment Effective Date”) is by and between Synacor, Inc. (“Synacor”) and Qwest Corporation, on behalf of itself and as agent for its Affiliates (“Client”), under which the parties hereto mutually agree to modify and amend the Amended and Restated Master Services Agreement, effective as of January 1, 2012, as amended (including the exhibits, schedules and amendments thereto, the “Agreement”) as provided in this Fifth Amendment. All terms defined herein shall be applicable solely to this Fifth Amendment. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.
Whereas, the parties desire to add a new streaming music product to the Premium Products offered through the Residential Portal(s).
Now Therefore, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree to amend and modify the Agreement, effective as of the Fifth Amendment Effective Date, as follows:
1.0 Music Service (Rdio): A new Section 1(a)(viii) is hereby added immediately following Section 1(a)(vii) to Schedule D of the Agreement as follows:
(viii)    Rdio Premium Product Music Service: Synacor will make available a subscription and download music service sourced from Rdio, Inc. (“Rdio”) as set forth in Exhibit 2 to Schedule D. For purposes of clarification, the Rdio Premium Product Music Service (as defined in Exhibit 2 to this Schedule D) is in addition to, and is different and separate from, the music service referred to in Section 1(a)(vii) above that is subject to the provisions of Exhibit 1 to Schedule D.
2.0 Exhibit 2: Attached hereto is Exhibit 2 to Schedule D of the Agreement.
3.0 Pricing: A new bullet point is hereby added to Section 1(b) of Schedule D immediately following the last bullet as follows:
• Rdio Premium Product Music Service: For the Rdio Unlimited Premium Product Service (as defined in Exhibit 2 to this Schedule D) Client’s cost will be [*] per Subscription Account per month. For the purposes of the Rdio Unlimited Premium Product Service, and notwithstanding anything in the Agreement to the contrary, the number of Subscription Accounts for the Rdio Unlimited Premium Product Service will be calculated as of the last day of each month based upon on the number of subscribers to such service who, either (i) have set up [*] an account for such service through a Residential Portal, or (ii) have set up an account for such service through a Client call center [*], and, in either case, have not terminated such account on or before the last day of such month. For purposes of this Section, [*]. Synacor shall keep accurate records of Subscription Accounts for the Rdio Premium Product Music Service and, in the event of discrepancies between Synacor’s and Rdio’s records, Synacor will work with Rdio in an effort to determine the nature of, and to correct any such, discrepancies. Synacor shall provide a detailed invoice to

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CONFIDENTIAL TREATMENT REQUESTED

• Client (setting forth the number of monthly Subscription Accounts for the Rdio Unlimited Premium Product Service) within [*] following the expiration of each month, setting forth the amount owed to Synacor pursuant to this provision. Client will pay such invoiced amount (less any amounts disputed in good faith) within [*] following receipt of such invoice. Upon Client’s request, Synacor shall provide a list of all User Subscription Accounts that are invoiced in any month.
In addition, with respect to any purchases of any Rdio Download Premium Product (as defined in Exhibit 2 to this Schedule D), Synacor will pay Client a percentage of all revenue or other consideration received by Synacor from Rdio in connection with, associated with, or with respect to, the Rdio Download Premium Product as set forth in Exhibit 2. For purposes of clarification and, notwithstanding anything to the contrary in this Agreement, any end user’s access or use of the Rdio Download Premium Product shall in no event be considered a Subscription Account under this Agreement for purposes of calculating any amounts owed to Synacor under this Agreement. As a further point of clarification and, notwithstanding anything to the contrary set forth in this Agreement, Section 4(b)(iv) of Schedule A shall not apply to the Rdio Premium Product Music Service and Client shall be required to pay Synacor the amounts described herein for any Rdio Unlimited Premium Product Service Subscription Accounts of Employee Users.
4.0 Synacor Provider Marks: For so long as the Rdio Premium Product Music Service is provided to Client by Synacor under the Agreement (including any applicable wind down period), Synacor authorizes Client to use the Rdio logo set forth on Exhibit A to this Amendment and any other trademarks, tradenames, or service marks of Rdio that Synacor may in the future approve for use by Client hereunder (collectively, the “Rdio Marks”) solely in connection with the exercise of Client’s rights under this Agreement and subject to Synacor’s approval as provided herein. Client shall use and apply the Rdio Marks in accordance with the policies and guidelines related to the Rdio Marks that have been communicated to Client by Synacor. Client shall provide Synacor with copies of all sample advertisements, brochures, and other materials in which the Rdio Marks are proposed to be used or proposed to appear for Synacor’s written approval prior to the commercial publication, dissemination or use thereof, and shall make all changes in any such advertisements, brochures and other materials as Synacor reasonably requests. Except as provided in this Agreement, Client shall have no right to use the Rdio Marks in any manner whatsoever, without the prior written consent of Synacor. Synacor represents and warrants that it has the right to grant the license provided herein and further represents and warrants that it has the authority to approve any such use of the Rdio Marks in the manner described herein. For purposes of clarification, the parties acknowledge and agree that any Rdio Marks authorized by Synacor to be used by Client hereunder shall constitute Synacor Sourced Content.
5.0 Scope of Amendment: This Fifth Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Fifth Amendment. This Fifth Amendment shall be integrated into, and form part of, the Agreement effective as of the Fifth Amendment Effective Date. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Fifth Amendment; and the terms of the Agreement, as modified by this Fifth Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Fifth Amendment, however, the terms of this Fifth Amendment shall control. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date set forth below their respective signatures, to be effective as of the Fifth Amendment Effective Date.
SYNACOR, INC.    QWEST CORPORATION
on behalf of itself and as agent for its Affiliates
By: /sb/    By: /rj/
Name: Scott Bailey    Name: Richard Jacobsen
Title: Chief Operating Officer    Title: Strategic Sourcing Manager
Date: 1/29/2013    Date: 1/31/2013

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 2
To
Schedule D
Of the
Master Services Agreement
Rdio Music Service
Synacor agrees to make available to Users through one or both of the Residential Portals a subscription and download music service as further described below (collectively, the “Rdio Premium Product Music Service”); provided however, Client may, at its sole discretion (and in no event is Client required to) exercise its right to instruct Synacor to make such service available on one or both Residential Portals. Synacor represents that it and Rdio have the right to provide the Rdio Premium Product Music Service and the Rdio Download Premium Product to Users as contemplated in, and subject to the terms of, this Agreement.
1.Service Description for Subscription Music Service (Rdio Unlimited): Synacor will make available (if and for so long as Client instructs Synacor to do so on one or both of the Residential Portals) a subscription music service sourced from Rdio that permits Users to access such service, as applicable, for a monthly fee via (i) the Internet through a web browser on a personal computer, and (ii) the Internet or mobile carrier networks through a mobile application on mobile devices operating specified iPhone iOS, Android or Blackberry operating systems, and with respect to the mobile service, provides for caching to the applicable mobile device for offline access to content (the “Rdio Unlimited Premium Product Service”). The Rdio Unlimited Premium Product Service shall be considered Synacor Sourced Content for the purposes of the Agreement. Client will collect payment for the Rdio Unlimited Premium Product Service (at the then current retail rate) from its Users that subscribe to such Premium Product and remit the amount owed to Synacor based upon the Client cost described in Section 1(b) of Schedule D in the manner set forth in Section 4 of Schedule A.
2.Service Description for Music Downloads through Rdio. In addition, Synacor also will make available to Users who are subscribers to the Rdio Unlimited Premium Product Service (if and for so long as Client instructs Synacor to do so) the right to purchase and download songs or albums on an a la carte basis (the “Rdio Download Premium Product”). Such Users will pay for such downloads by credit card directly to Rdio. Any Rdio Download Premium Product purchased by such Users shall entitle such Users to the rights established by Rdio in its terms of service for the Rdio Download Premium Product. Synacor will pay to Client [*] of the consideration it receives from Rdio in connection with, associated with, or with respect to any Rdio Download Premium Product downloaded by Users (provided such amount is subject to refund, in the event of refunds actually paid to the User). The Rdio Download Premium Product shall be considered Synacor Sourced Content for the purposes of the Agreement.
3.Promotional Period: Client may request from Synacor the ability to offer the Rdio Premium
Product Music Service to Users on a promotional basis without requiring such Users (or Client) to pay a fee, provided that in no event shall such promotional period exceed a period of [*], unless otherwise approved by Synacor.
4.Additional Termination Rights Concerning Rdio Premium Products Music Service:
a) Notwithstanding anything to the contrary in the Agreement, Synacor may immediately suspend access to any Content made available through the Rdio Premium Product Music Service upon prior written notice (including by e-mail) to Client in the event that any agreement entered into by

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CONFIDENTIAL TREATMENT REQUESTED

Rdio with a record label with respect to such suspended Content expires or is terminated for any reason other than Rdio’s uncured material breach. In such event, Synacor shall reasonably endeavor to notify Client of such suspension at least sixty (60) days in advance of such expiration or termination, but in any event, Synacor shall notify Client as promptly as practicable after becoming aware of such expiration or termination.
b) In the event that any agreement entered into by Rdio and a record label expires or is terminated for any reason other than Rdio's uncured material breach, and as a result thereof, Rdio determines to discontinue offering the Rdio Premium Product Music Service as a whole and indefinitely, then Synacor shall be permitted to terminate the provision of such service; provided that (i) Synacor shall reasonably endeavor to notify Client of such discontinuance at least sixty (60) days in advance thereof (but in any event, Synacor shall notify Client as promptly as practicable after becoming aware of such anticipated discontinuance), and (ii) in the event of any termination of the service in accordance with this clause (b), Client shall be entitled to a wind-down period limited to three (3) months where Synacor shall continue to provide the Rdio Premium Product Music Service. During the wind-down period referenced in this paragraph, Users of existing Subscription Accounts (as of the termination date), shall continue to have access to the Content that was available to such Users through the Rdio Premium Product Music Service immediately prior to such termination.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A
to
Fifth Amendment
to
Amended and Restated Master Services Agreement
Rdio Marks